UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006 (May 19, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of Company as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Company’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2006, The Nasdaq Stock Market, Inc. amended its credit facility by entering the following amended and restated credit agreements (the “BOA Credit Facility”).

•	Amended and Restated Credit Agreement, dated as of May 19, 2006, among Nasdaq, the financial institutions that are or may from time to time become parties thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

•	Amended and Restated Term Loan Credit Agreement, dated as of May 19, 2006, among Nasdaq, Nightingale Acquisition Limited, the financial institutions that are or may from time to time become parties thereto, Banc of America Bridge LLC, as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

Although the BOA Credit Facility remains largely unchanged, the amendments, among other things, (i) provide for lower applicable margins, (ii) provide for an increased allowance with respect to Permitted Acquisitions (as defined in the BOA Credit Facility), (iii) adjust the calculation of interest expense coverage ratio to account for the smaller amount of debt to be serviced by Nasdaq and (iv) eliminate the prepayment trigger with respect to return on capital on the stock of London Stock Exchange Group plc held by Nasdaq. As well, the amount borrowed under the term loan credit agreement was reduced by $665.2 million to $434.8 in connection with the prepayment of Nasdaq’s net proceeds from its equity offering in April 2006.

The BOA Credit Facility provides for credit of up to $1.2598 billion of senior secured financing. The $1.2598 billion available under the BOA Credit Facility includes (1) a five-year $75.0 million revolving credit facility, with a letter of credit subfacility and swingline loan subfacility; (2) a six-year $750.0 million senior term loan facility; and (3) a six-year $434.8 million secured term loan facility structured as a delayed-draw term loan. Each of the term loan facilities are fully drawn. The interest rate on loans made under BOA Credit Facility is expected to be either (1) a rate per annum equal to the greater of (a) the rate announced from time to time by Bank of America, N.A. as its “prime rate” and (b) the federal funds effective rate plus 1/2 of 1% or (2) at the “LIBO Rate” used by Bank of America, N.A., in each case, plus an applicable margin that is subject to adjustment depending upon the ratings of the loans under the BOA Credit Facility most recently received by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group, Inc. or the amount of total indebtedness of Nasdaq under the BOA Credit Facility. Nasdaq has also agreed to pay customary fees and expenses related to the BOA Credit Facility and to provide customary indemnities.

The BOA Credit Facility amends and restates (i) Nasdaq’s existing credit agreement, dated as of April 11, 2006, among Nasdaq, the financial institutions that are or may from time to time become parties thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Bank, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager and (ii) Nasdaq’s existing term loan credit agreement, dated as of April 11, 2006, among Nasdaq, Nightingale Acquisition Limited, the financial institutions that are or may from time to time become parties thereto, Banc of America Bridge LLC, as Administrative Agent, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

Nasdaq’s obligations under the BOA Credit Facility will be secured by a security interest in and liens upon substantially all of the assets of Nasdaq and its subsidiaries. All of Nasdaq’s domestic subsidiaries will be guarantors of its obligations under the BOA Credit Facility, excluding the regulated broker-dealer subsidiaries, the insurance-related subsidiaries and the “trade reporting facility,” which we expect to form in later in 2006.

The BOA Credit Facility contains customary negative covenants on Nasdaq and its subsidiaries, including the following:

•	maintenance of minimum interest expense coverage ratio and maximum covenant leverage ratio;

•	limitations on the payment of dividends and redemptions of Nasdaq’s capital stock;

•	limitations on loans, guarantees, investments, incurrence of debt and hedging arrangements;

•	limitations on issuance and amendment of preferred stock and amendment of subordinated debt agreements;

•	prohibition of prepayments, redemptions and repurchases of debt other than debt under the credit facility;

•	limitations on liens and sale-leaseback transactions;

•	limitations on mergers, recapitalizations, acquisitions and asset sales;

•	limitations on transactions with affiliates;

•	limitations on restrictions on liens and other restrictive agreements; and

•	limitations on changes in our business.

The BOA Credit Facility also contains customary affirmative covenants, including access to financial statements, notice of trigger events and defaults, and maintenance of business and insurance, and events of default, as well as cross-defaults with both Nasdaq’s $205.0 million convertible notes and $240.0 million convertible notes and associated warrants and any then outstanding subordinated debt.

Nasdaq is permitted to repay borrowings under the credit facility at any time in whole or in part, subject to Nasdaq’s remaining in compliance with the covenants discussed above and Nasdaq’s obligation to pay additional fees in certain circumstances. Beginning in 2007, Nasdaq also is required to use a percentage of its excess cash flow, as defined in the BOA Credit Facility and calculated with respect to the prior fiscal year, to repay loans outstanding under the BOA Credit Facility. The percentage of cash flow Nasdaq is required to use for repayments varies depending on Nasdaq’s leverage ratio at the end of the year for which cash flow is calculated, with the maximum repayment percentage set at 50.0% of excess cash flow.

Copies of the Amended and Restated Credit Agreement and Amended and Restated Term Loan Credit Agreement are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company

See Item 1.01, which is incorporated by reference.

Item 8.01 Other Events.

On May 18 and May 19, 2006, Nasdaq acquired 1,086,216 and 1,133,034 shares in LSE, respectively, for an average price of 1,238 and 1,233.1 pence per share, respectively. The consideration represents approximately GBP 13.45 million (US$ 25.41 million) and GBP 13.97 million (US$ 26.29 million), respectively.

In addition to the 52,006,155 LSE shares owned following LSE’s share consolidation, these acquisitions take Nasdaq’s holding in LSE to 54,225,405 shares or 25.1% of the issued share capital of LSE.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Amended and Restated Credit Agreement, dated as of May 19, 2006 among The Nasdaq Stock Market, Inc. and the other parties thereto.

99.2 Amended and Restated Term Loan Credit Agreement, dated as of May 19, 2006, among The Nasdaq Stock Market, Inc., Nightingale Acquisition Limited and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2006	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel